SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 2, 2013
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 2, 2013, Aleris International, Inc. (the “Company”) and Steven J. Demetriou, the Company’s Chairman and Chief Executive Officer, agreed to amend Mr. Demetriou’s employment agreement. The amendment will include an increase to Mr. Demetriou’s base salary to $1.2 million, as well as an increase to his target bonus opportunity to 125% of base salary. The amendment will also provide that Amendment 2 to Mr. Demetriou’s employment agreement (previously filed as Exhibit 10.4.1 to Aleris International, Inc.'s Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-173180)), which was originally intended to become effective immediately prior to the effectiveness of the 2011 initial public offering, will become effective as of September 15, 2013. The Company and Mr. Demetriou further agreed to new equity incentives for an aggregate value as of the respective grant dates of $9 million (subject to vesting over time), and partial liquidity for certain currently held equity incentives. The foregoing descriptions of Mr. Demetriou’s compensation changes are qualified in their entirety by definitive documentation to be entered into and filed at a later date.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: September 6, 2013	/s/ Sean M. Stack
By: Sean M. Stack
Its: Executive Vice President and Chief Financial Officer